BEAR STEARNS INVESTMENT TRUST

                              Cross Reference Sheet

                             Pursuant to Rule 495(a)



Part A                                             Location in Prospectus


Item 1.  Cover Page.............................   Cover Page
Item 2.  Synopsis...............................   Summary; Fee Table
Item 3.  Condensed Financial Information........   Not Applicable
Item 4.  General Description of Registrant......   Cover Page; General;
                                                   Investment Objective;
                                                   Investment Policies;
                                                   Risk Factors and Special
                                                   Considerations
Item 5.  Management of the Fund.................   Fee Table; Management of the
                                                   Portfolio
Item 5A. Management's Discussion of
         Fund Performance.......................   Not Applicable
Item 6.  Capital Stock and Other Securities.....   Dividends, Distributions and
                                                   Taxes; General Information
Item 7.  Purchase of Securities Being Offered...   Cover Page; Fee Table;
                                                   Management of the
                                                   Portfolio; How to Buy Shares
Item 8.  Redemption or Repurchase...............   How to Redeem Shares
Item 9.  Pending Legal Proceedings..............   Not Applicable



Part B   .......................................   Location in Statement of
                                                   Additional Information

Item 10. Cover Page.............................   Cover Page
Item 11. Table of Contents......................   Table of Contents
Item 12. General Information and History .......   Not Applicable
Item 13. Investment Objective and Policies......   Investment Objective and
                                                   Policies; Risk Factors and
                                                   Special Considerations;
                                                   Investment Limitations;
                                                   Portfolio Transactions
Item 14. Management of the Fund.................   Management of the Portfolio
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Part B                                              Location in Statement of
                                                    Additional Information
Item 15. Control Persons and Principal Holders
         of Securities............................. Management of the Portfolio
Item 16. Investment Advisory and other Services.... Management of the Portfolio;
                                                    Distribution Plan
Item 17. Brokerage Allocation and Other Practices.. Portfolio Transactions
Item 18. Capital Stock and Other Securities........ Shares of the Portfolio
Item 19. Purchase, Redemption and Pricing of ......
         Securities Being Offered.................. Shares of the Portfolio;
                                                    Purchase and Redemption
                                                    Information; Net Asset Value
Item 20. Tax Status................................ Taxation
Item 21. Underwriters.............................. Distribution Plan
Item 22. Calculation of Performance Data........... Performance and Yield
                                                    Information
Item 23. Financial Statements...................... Financial Statements


Part C

        Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A.



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